UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2024

Grayscale Bitcoin Cash Trust (BCH)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56308	82-6867376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Bitcoin Cash Trust (BCH) Shares	BCHG	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

CoinDesk Indices, Inc. (the “Index Provider”) announced a change to the Constituent Trading Platforms used to derive the Index Price for Grayscale Bitcoin Cash Trust (BCH) (the “Trust”). Effective April 28, 2024, the Index Provider added LMAX Digital to the CoinDesk Bitcoin Cash Price Index (BCX) (the “Index”) due to the trading platform meeting the Index Provider’s minimum liquidity requirement, and did not remove any Constituent Trading Platforms as part of its scheduled quarterly review. As of the date of this current report, the Digital Asset Trading Platforms included in the Index are Coinbase, Kraken, Bitstamp and LMAX Digital.

The Index Provider may change the trading venues that are used to calculate the Index Price, or otherwise change the way in which an Index Price is calculated, at any time. The Index Provider has scheduled quarterly reviews, in which it may add or remove Constituent Trading Platforms that satisfy or fail the criteria described in “Item 1. Business—Overview of the BCH Industry and Market—BCH Value—The Index and the Index Price” in the Trust’s Annual Report on Form 10-K for the year ended June 30, 2023, as filed with the Securities and Exchange Commission on September 1, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Sponsor of Grayscale Bitcoin Cash Trust (BCH)

Date:	May 1, 2024	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer